Exhibit 25.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Gazit-Globe Ltd.
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

Gazit-Globe Ltd.
Israel	1 Hashalom Road	None
(State or other Jurisdiction of Incorporation or Organization)	Tel-Aviv 67892	(I.R.S. Employer Identification No.)

Israel

Tel: + 972-3-694-8000

(Address and telephone number of Registrant’s principal executive offices)

Gazit Group Financial LLC
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

Gazit Group Financial LLC
Delaware	1696 NE Miami Gardens Drive l	80-0913361
(State or other Jurisdiction of Incorporation or Organization)	North Miami Beach	(I.R.S. Employer Identification No.)

Florida, USA 33179

Tel: (305) 947 8800

(Address and telephone number of Registrant’s principal executive offices)

Gazit Group USA, Inc.
1696 NE Miami Gardens Drive
North Miami Beach, FL 33179
Tel: (305) 947-8800
(Name, address and telephone number of agent for service)

Copies to:

Phyllis G. Korff, Esq.	Maya Liquornik, Adv.
Skadden, Arps, Slate, Meagher & Flom LLP	Jonathan M. Nathan, Adv.
Four Times Square	Meitar Liquornik Geva Leshem Tal, Law Offices
New York, New York 10036	16 Abba Hillel Rd.
Tel: (212) 735-3000	Ramat Gan, Israel 52506
Fax: (212) 735-2000	Tel: +972 3 610 3100
Fax: +972 3 610 3111

Subordinated Debt Securities

(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated June 27, 2012.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated December 21, 2011.**

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*   Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.

** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-3 dated January 23, 2013 of file number 333-186155.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 5th day of May, 2016.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Yana Kislenko
Yana Kislenko
Vice President

EXHIBIT 6

May 5, 2016

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Yana Kislenko
Yana Kislenko
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2015, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Non interest-bearing balances and currency and coin		$16,979
Interest-bearing balances		223,029
Securities:
Held-to-maturity securities		80,197
Available-for-sale securities		242,793
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		106
Securities purchased under agreements to resell		19,410
Loans and lease financing receivables:
Loans and leases held for sale		14,220
Loans and leases, net of unearned income	874,691
LESS: Allowance for loan and lease losses	10,349
Loans and leases, net of unearned income and allowance		864,342
Trading Assets		36,666
Premises and fixed assets (including capitalized leases)		7,632
Other real estate owned		1,338
Investments in unconsolidated subsidiaries and associated companies		1,109
Direct and indirect investments in real estate ventures		0
Intangible assets
Goodwill		21,471
Other intangible assets		17,042
Other assets		64,246
Total assets		$1,610,580
LIABILITIES
Deposits:
In domestic offices		$1,120,976
Non interest-bearing	351,211
Interest-bearing	769,765
In foreign offices, Edge and Agreement subsidiaries, and IBFs		137,649
Non interest-bearing	684
Interest-bearing	136,965
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		4,880
Securities sold under agreements to repurchase		20,470

Dollar Amounts In Millions
Trading liabilities	20,694
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	111,172
Subordinated notes and debentures	15,438
Other liabilities	28,382
Total liabilities	$1,459,661

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,703
Retained earnings	41,194
Accumulated other comprehensive income	2,097
Other equity capital components	0
Total bank equity capital	150,513
Noncontrolling (minority) interests in consolidated subsidiaries	406
Total equity capital	150,919
Total liabilities, and equity capital	$1,610,580

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry

Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Cynthia Mulligan                                       Directors

Stephen W. Sanger

Enrique Hernandez, Jr